EX-99.(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Goldman Sachs Trust of our report dated October 25, 2024, relating to the financial statements and financial highlights of each of the funds listed in Appendix A (collectively, the “Funds”), which appears in the Funds’ Annual Report on Form N-CSR for the year ended August 31, 2024. We also consent to the reference to us under the heading “Experts”, “Representations and Warranties”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, MA

June 20, 2025

Appendix 1

Fund Book	Fund	Period
Fundamental Equity Value Funds	GS Focused Value Fund	September 01, 2023 – August 31, 2024
Fundamental Equity Growth Funds	GS Strategic Growth Fund	September 01, 2023 – August 31, 2024
Fundamental Equity Growth Funds	GS Enhanced U.S. Equity Fund	September 01, 2023 – August 31, 2024
Fundamental Equity Growth Funds	GS Technology Opportunities Fund	September 01, 2023 – August 31, 2024